                                   EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           SYNAGRO TECHNOLOGIES, INC.,

                                       AND

                        WHITEFORD CONSTRUCTION CO., INC.




                                OCTOBER 26, 1999




                                   EXHIBIT 2.1
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
                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
ARTICLE I
         DEFINITIONS..............................................................................................1
                  Section 1.1.   Accounting Terms.................................................................1
                  Section 1.2.   Defined Terms....................................................................1

ARTICLE II
         PURCHASE, SALE AND DELIVERY..............................................................................2
                  Section 2.1.   Acquisition Assets...............................................................2
                  Section 2.2.   Excluded Assets..................................................................3
                  Section 2.3.   Purchase Price...................................................................3
                  Section 2.4.   Allocation Reporting.............................................................4
                  Section 2.5.   Closing..........................................................................4
                  Section 2.6.   Closing Deliveries...............................................................4
                  Section 2.7.   Prorations.......................................................................6
                  Section 2.8.   Non-Assignment of Certain Contracts..............................................6

ARTICLE III
         LIABILITIES AND OBLIGATIONS..............................................................................7
                  Section 3.1.   Liabilities Not Assumed By Purchaser.............................................7
                  Section 3.2.   Assumed Liabilities..............................................................8

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF PURCHASER..............................................................9
                  Section 4.1.   Organization and Qualification...................................................9
                  Section 4.2.   Authority; Binding Agreement.....................................................9

ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF SELLER.................................................................9
                  Section 5.1.   Organization and Qualification...................................................9
                  Section 5.2.   Capitalization..................................................................10
                  Section 5.3.   Authority; Non-Contravention; Approvals.........................................10
                  Section 5.4.   Subsidiaries....................................................................11
                  Section 5.5.   Financial Statements............................................................11
                  Section 5.6.   Absence of Undisclosed Liabilities..............................................11
                  Section 5.7.   Absence of Certain Changes or Events............................................11
                  Section 5.8.   Litigation......................................................................12
                  Section 5.9.   Accounts Receivable.............................................................12
                  Section 5.10.  No Violation of Law; Compliance with Agreements.................................12
                  Section 5.11.  Insurance.......................................................................12
                  Section 5.12.  Taxes...........................................................................13
                  Section 5.13.  Employee Benefit Plans..........................................................14
                  Section 5.14.  Employee and Labor Matters......................................................15
                  Section 5.15.  Environmental Matters...........................................................16
                  Section 5.16.  Non-Competition Agreements......................................................18
                  Section 5.17.  Title to Assets.................................................................18
                  Section 5.18.  Contracts, Agreements, Plans and Commitments....................................19
                  Section 5.19.  Supplies........................................................................20


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

                  Section 5.20.  Brokers and Finders.............................................................20
                  Section 5.21.  Intellectual Property...........................................................20
                  Section 5.22.  Relationships...................................................................21
                  Section 5.23.  Year 2000.......................................................................21
                  Section 5.24.  Certain Payments................................................................21
                  Section 5.25.  Books and Records...............................................................21
                  Section 5.26.  Condition and Sufficiency of Assets.............................................21

ARTICLE VI
         COVENANTS...............................................................................................22
                  Section 6.1.   Conduct of Business by Seller Pending Closing...................................22
                  Section 6.2.   Maintenance of Insurance........................................................22
                  Section 6.3.   Other Offers....................................................................23

ARTICLE VII
         CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES
                  Section 7.1.   Confidentiality.................................................................23
                  Section 7.2.   Access to Information...........................................................23
                  Section 7.3.   Employees.......................................................................24
                  Section 7.4.   Taxes...........................................................................25
                  Section 7.5.   Further Assurances..............................................................26
                  Section 7.6.   Expenses and Fees...............................................................26
                  Section 7.7.   Agreement to Cooperate..........................................................26
                  Section 7.8.   Public Statements...............................................................26
                  Section 7.9.   Notification of Certain Matters.................................................26
                  Section 7.10.  Records.........................................................................27
                  Section 7.11.  Accounts Receivable.............................................................27
                  Section 7.12.  Open Contracts..................................................................27

ARTICLE VIII
         CONDITIONS TO CLOSING...................................................................................28
                  Section 8.1.   Conditions to Each Party's Obligation to Close..................................28
                  Section 8.2.   Conditions to Obligation of the Seller..........................................28
                  Section 8.3.   Conditions to Obligations of Purchaser..........................................28

ARTICLE IX
         TERMINATION, AMENDMENT AND WAIVER.......................................................................30
                  Section 9.1.   Termination.....................................................................30
                  Section 9.2.   Effect of Termination...........................................................31
                  Section 9.3.   Extensions; Waiver..............................................................31
                  Section 9.4.   Earnest Money...................................................................32

ARTICLE X
         INDEMNIFICATION.........................................................................................32
                  Section 10.1.  Seller and Shareholder's Indemnity Obligations..................................32
                  Section 10.2   Purchaser's Indemnity Obligations...............................................33
                  Section 10.3.  Indemnification Procedures......................................................33
                  Section 10.4.  Limitation of Liability.........................................................35
                  Section 10.5   Limitation of Purchaser's Liability.............................................35


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
ARTICLE XI
         GENERAL PROVISIONS......................................................................................35
                  Section 11.1.   Survival.......................................................................35
                  Section 11.2.   Notices........................................................................36
                  Section 11.3.   Interpretation.................................................................36
                  Section 11.4.   Miscellaneous..................................................................37
                  Section 11.5.   Governing Law..................................................................37
                  Section 11.6.   Binding Arbitration............................................................37
                  Section 11.7.   Amendment......................................................................39
                  Section 11.8.   Counterparts...................................................................39
                  Section 11.9.   Parties in Interest............................................................39
                  Section 11.10.  Validity.......................................................................39
                  Section 11.11.  Vehicle Transfers..............................................................39

Exhibits
--------

Exhibit A                Glossary
Exhibit B                Intentionally Deleted
Exhibit C                Documents Relating to Conveyance of Assets
Exhibit D                Consulting Agreement
Exhibit E                Leases
Exhibit F                Transition Agreement
Exhibit G                Covenant Not to Compete Agreement

Schedules
---------

Schedule 2.1(i)          Equipment
Schedule 2.1(ii)         Motor Vehicles
Schedule 2.1(iv)         Contracts
Schedule 2.1(vi)         Permits
Schedule 2.1(xi)         Books and Records
Schedule 2.3             Assumed Indebtedness
Schedule 2.4             Allocations
Schedule 3.1(g)          Excluded Liabilities
Schedule 5.3             Authority; Non-Contravention; Approvals
Schedule 5.5             Financial Statements
Schedule 5.6             Absence of Undisclosed Liabilities
Schedule 5.7             Absence of Certain Changes or Events
Schedule 5.8             Litigation
Schedule 5.9             Accounts Receivable
Schedule 5.11            Insurance Policies
Schedule 5.12            Taxes
Schedule 5.13            Employee Benefit Plans
Schedule 5.14            Employee and Labor Matters
Schedule 5.15            Environmental Matters
Schedule 5.17            Title to Assets
Schedule 5.18            Contracts, Agreements, Plans and Commitments
Schedule 5.22            Relationships

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


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT, dated as of October 26, 1999 (this "Agreement"), is by and between SYNAGRO TECHNOLOGIES, INC., a Delaware corporation ("Purchaser"), and WHITEFORD CONSTRUCTION CO., INC., a Maryland corporation ("Seller"). Purchaser and Seller are each referred to as a "Party" and, collectively, they are sometimes referred to as the "Parties." FARRELL D. WHITEFORD ("Shareholder") has joined this Agreement as a guarantor of Seller's obligations under Article X of this Agreement as further set forth on the signature page to this Agreement.

                              W I T N E S S E T H:

         WHEREAS, Shareholder owns 1,600 shares of the issued and outstanding shares of common stock, no par value per share, of Seller ("Seller Common Stock"), which constitutes all of the issued and outstanding capital stock of Seller; and

         WHEREAS, Purchaser wishes to purchase from Seller and Seller wishes to sell, transfer, assign and deliver to Purchaser substantially all of the assets and contract rights (to the extent such contract rights are assignable) used by Seller in connection with the operation of its biosolids management and division (the "Business") on the terms and subject to the conditions set forth herein; and

         WHEREAS, Seller is making certain representations, warranties and indemnities herein, and Shareholder has guaranteed the performance of such indemnity obligations, as an inducement to Purchaser to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements stated herein, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, covenant and agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         SECTION 1.1. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles ("GAAP") and on a basis not inconsistent with those applied in the preparation of the financial statements referred to in Section
5.5 hereof.

         SECTION 1.2. DEFINED TERMS. As used in this Agreement, certain words and terms have the meanings ascribed to them in the Glossary attached hereto as Exhibit A. Other capitalized terms have the meanings ascribed to them elsewhere in this Agreement.


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                                   ARTICLE II
                           PURCHASE, SALE AND DELIVERY

         SECTION 2.1. ACQUISITION ASSETS. Subject to the terms and conditions of this Agreement, and on the basis of the representations and warranties hereinafter set forth, at the Closing (as hereinafter defined), Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall acquire and purchase from Seller, all of Seller's right, title and interest in and to the following:

                  (i) all of the machinery, equipment, trade fixtures, tools, furniture, computers, appliances, implements, spare parts, supplies, leasehold improvements, construction in progress and all other tangible personal property listed on Schedule 2.1(i) hereto (collectively, the "Equipment");

                  (ii) all motor vehicles and rolling stock listed on Schedule 2.1(ii) hereto (collectively, the "Motor Vehicles");

                  (iii) all supplies, inventory, spare parts, safety equipment, maintenance supplies, other supplies used or consumed in the Business and other similar items which exist on the Closing Date (collectively, the "Supplies");

                  (iv) all right, title and interest in, to and under all contracts (including, without limitation, all of the fee-for-service, operating and other contracts of Seller), leases (other than the lease with respect to the real property owned by Shareholder and Donna Whiteford), agreements, equipment or other lease licenses, government contract awards, management agreements and building service agreements applicable to the Business and to which Seller is a party on the Closing Date or by which any of the Acquisition Assets (as hereinafter defined) are then bound including, without limitation, those listed on Schedule 2.1(iv) hereto (collectively, the "Contracts");

                  (v) all goodwill and going concern value applicable to the Business;

                  (vi) to the extent assignable, all right, title and interest in all licenses, permits, applications, registrations, exemptions, notices of intent, franchises, consents, waivers, variances, authorizations, approvals and orders issued by any federal, state, municipal or other Governmental Authority (collectively, the "Permits") relating to the Acquisition Assets or the Business, and as listed on Schedule 2.1(vi) hereto;

                  (vii) all cash and receivables of Seller which have been received as payment or billed in advance for services to be performed under the Contracts or otherwise by Purchaser on or after Closing;

                  (viii) all software, patents, patent applications, processes, shop rights, formulas, brand names, trade secrets, servicemarks, tradenames, trademarks, copyrights, intellectual


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


property, drawings, and any similar items and related rights owned by or licensed to Seller to the extent assignable and applicable to the Business, together with any goodwill associated therewith and all rights of action on account of past, present and future unauthorized use or infringement thereof;

                  (ix) the right to use the name "Whiteford Environmental Services" and all derivations thereof in connection with Purchaser's future operation of the Business;

                  (x) all rights under express or implied warranties from the suppliers of Seller with respect to the Acquisition Assets, to the extent they are assignable;

                  (xi) all books, records, papers and instruments of Seller that are listed on Schedule 2.1(xi) hereto and confidential information, if any, relating to the Business;

                  (xii) all personnel files and other materials relating to employees of Seller who are to be offered employment by Purchaser as contemplated by Section 6.1 hereof;

                  (xiii) all records of compliance and noncompliance with the laws, regulations, ordinances and orders applicable to the Acquisition Assets or the Business;

                  (xiv) all right, title and interest in, to and under all rights, privileges, claims, causes of action, and options relating or pertaining to the Acquisition Assets or the Business;

                  (xv) subject to the specific listings of Equipment and Motor Vehicles set forth in this Section 2.1 and the exclusions set forth in Section
2.2 hereof, all other or additional privileges, rights, interests, properties and assets of every kind and description and wherever located that are used or intended for use in connection with, or that are necessary to the continued conduct of, the Business as presently conducted.

         Subject to Section 2.2 hereof, all of the assets referenced in this
Section 2.1 are collectively referred to as the "Acquisition Assets".

         SECTION 2.2. EXCLUDED ASSETS. Notwithstanding Section 2.1 hereof, Seller is not selling and Purchaser is not purchasing pursuant to this Agreement any of the following, all of which shall be retained by Seller (collectively, the "Excluded Assets"):


                  (a) All employee benefit plans (as defined in ERISA) and all other similar benefit plans, programs, arrangements or commitments (whether written or oral) of Seller.

                  (b) all other assets of Seller not specifically described in
Section 2.1 above.

         SECTION 2.3. PURCHASE PRICE. (a) The aggregate purchase price (the "Purchase Price") for the purchase of the Acquisition Assets and the representations, warranties, covenants and agreements referenced herein shall be cash equal to FOUR MILLION SIX HUNDRED


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


THOUSAND DOLLARS ($4,600,000) less (1) Seller's Indebtedness as of Closing paid by Purchaser and (2) a working capital allowance of Two Hundred Fifty-Nine Thousand One Hundred Ninety-Three Dollars ($259,193.00). For purposes of this Agreement, "Indebtedness" means the indebtedness and other long-term liabilities of Seller (determined in accordance with GAAP) listed on Schedule 2.3.

                  (b) Upon execution of this Agreement, Purchaser has delivered to Seller the sum of $100,000, which amount serves as earnest money (together with any interest thereon, the "Earnest Money"). The Earnest Money shall be applied against the Purchase Price at Closing. The refundability of the Earnest Money shall be governed by the provisions of Section 9.4 of this Agreement.

         SECTION 2.4. ALLOCATION REPORTING. Unless otherwise agreed in writing by Purchaser and Seller, (i) Schedule 2.4 hereto sets forth the allocations established by Purchaser and Seller of the Purchase Price (and any other items constituting consideration paid by Purchaser or received by Seller in connection with the disposition of the Acquisition Assets) among the Acquisition Assets;
(ii) the allocations set forth on Schedule 2.4 hereto will be used by Purchaser and Seller as the basis for reporting asset values and other items for purposes of all required Tax Returns (including any Tax Returns required to be filed under Section 1060(b) of the Code and the Treasury regulations thereunder); and
(iii) Purchaser and Seller shall not assert, in connection with any audit or other proceeding with respect to Taxes, any asset values or other items inconsistent with the allocations set forth on Schedule 2.4 hereto.

         SECTION 2.5. CLOSING. Subject to the terms and provisions of Articles VIII and IX, and subject to Purchaser's right to extend the date of Closing as provided herein, the closing of the purchase and sale (the "Closing") provided for in this Agreement shall take place on October 29, 1999, or at such other time and place as the Parties shall agree, at the law offices of Greg N. Reamer; provided, that Closing may take place prior to October 29, 1999 if at least two days prior to the Closing Purchaser notifies the Seller of its desire to close; provided, further, that if the Closing has not occurred on or before October 31, 1999, Purchaser may extend the date on which the Closing shall take place to be any day on or before November 30, 1999, as selected by Purchaser upon three days advance written notice (however, the Closing shall not take place during the dates of November 4, 1999 through November 8, 1999), by providing written notice of such extension to Seller by October 31, 1999 (the "Extension"). The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

         SECTION 2.6. CLOSING DELIVERIES.

                  (a) At the Closing, Shareholder or Seller, as appropriate, shall deliver to Purchaser:

                      (i) the Acquisition Assets;


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


                      (ii) such bills of sale and other instruments of sale, transfer, conveyance, assignment and delivery covering the Acquisition Assets or any part thereof, each attached hereto as Exhibit C, executed by Seller or other appropriate parties, as Purchaser may reasonably require to assure the full and effective sale, transfer, conveyance, assignment and delivery to Purchaser of the Acquisition Assets free and clear of any rights and claims of third parties including, but not limited to, the following:

                      (1) a bill of sale, general assignment and conveyance by Seller transferring to Purchaser good and marketable title to all of the Acquisition Assets, in the form attached hereto as Exhibit C;

                      (2) all documents in the form attached hereto as Exhibit C, required for the assignment of Seller's rights under all registrations, Permits and licenses (to the extent permitted by law), equipment or motor vehicle leasing agreements, motor vehicle and rolling stock titles, rights under sales and/or purchase orders and of Seller's rights under all other Contracts (including the operating contracts of Seller listed on Schedule 2.1(iv) hereto) constituting a part of the Acquisition Assets; and

                      (3) originals of all of the Assumed Leases, contracts, agreements, commitments, books, records, files and other data that are included in the Acquisition Assets.

                      (iii) a legal opinion from Greg N. Reamer, P.A., in form satisfactory to Purchaser;

                      (iv) the Consulting Agreement between Purchaser and Shareholder, attached as Exhibit D hereto;

                      (v) certified copies of resolutions duly adopted by the board of directors of Seller and its shareholders, authorizing and approving the execution and delivery of this Agreement, including the exhibits and schedules hereto, and the consummation of the transactions contemplated herein;

                      (vi) new real property leases with respect to properties owned by Shareholder, or any affiliates of Shareholder, in the form attached hereto as Exhibit E;

                      (vii) a Transition Agreement in the form attached hereto as Exhibit F; and

                      (viii) a Covenant Not to Compete Agreement between Purchaser and Seller, in the form attached hereto as Exhibit G.


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


                  (b) At the Closing, Purchaser shall deliver to Seller or Shareholder, as appropriate:

                      (i) the Purchase Price set forth in Section 2.3;

                      (ii) the Consulting Agreement between Purchaser and Shareholder, attached as Exhibit D hereto;

                      (iii) a Transition Agreement in the form attached hereto as Exhibit F; and

                      (iv) documents relating to the removal of Shareholder from any and all personal guaranties and/or surety obligations in connection with Seller's debts or obligations listed on Schedule 2.3.

         SECTION 2.7. PRORATIONS. The operation of Seller's business and related revenue and expenses up to the close of business on the day before the Closing Date shall be for the account of Seller and thereafter for the account of Purchaser, which shall be determined on the accrual basis of accounting. Expenses, including, but not limited to, utilities, personal property taxes, rents, real property taxes, and, as appropriate, wages, payroll taxes, and fringe benefits of employees of Seller hired by Purchaser, shall be prorated between Seller and Purchaser as of the close of business on the day before the Closing Date, the proration to be made and paid, insofar as reasonably possible, on the Closing Date, with settlement of any remaining items to be made within sixty (60) days following the Closing Date.

         SECTION 2.8. NON-ASSIGNMENT OF CERTAIN CONTRACTS. Notwithstanding anything to the contrary in this Agreement, to the extent that the assignment hereunder of any Contract shall require the consent of any third party which has not been obtained at the time of Closing, neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, Seller shall use commercially reasonable efforts to obtain the consent with respect to such Contracts of such other party to such assignment to Purchaser. If any Contract is not assigned, Seller shall hire Purchaser as a subcontractor to perform the obligations under such Contracts. Pursuant to the sub-contractor relationship, Purchaser shall be entitled to receive all payments due under such Contracts with respect to work performed after Closing, and Purchaser shall bear all expenses incurred after Closing. In the event that a Contract does not permit a sub-contractor relationship, Purchaser and Seller shall execute such documents as may be necessary to accomplish performance of the Contract while retaining for Purchaser's account the financial, accounting and economic results associated with such Contract.


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


                                  ARTICLE III
                           LIABILITIES AND OBLIGATIONS

         SECTION 3.1. LIABILITIES NOT ASSUMED BY PURCHASER. Subject to Section
3.2 hereof, Purchaser does not assume or agree to pay, perform or discharge, and shall not be responsible for, any commitments, contracts, agreements or obligations or claims against, or liabilities of, Seller or Shareholder whatsoever (and Seller and Shareholder will at all times indemnify and hold Purchaser harmless from and against any claim therefore or liability arising therefrom), including without limitation, the following (collectively, the "Excluded Liabilities"):

                  (a) except as set forth in Section 7.4(d), any income, franchise or other similar tax or charge, if any, which may become payable by reason of the sale and transfer of the Acquisition Assets under federal law or under the laws of any state, or may be imposed upon Seller or Shareholder by reason of receipt of the Purchase Price or relief from any liability pursuant to this Agreement;

                  (b) any of the costs and expenses incurred in connection with the future operations of Seller, and the costs and expenses of Seller and Shareholder incurred in negotiating, entering into and carrying out their obligations pursuant to this Agreement;

                  (c) any Indebtedness of Seller (except as listed on Schedule 2.3) incurred in the course of Seller's operations as of the Closing Date;

                  (d) any commitments and obligations required to have been performed or complied with prior to the Closing Date pursuant to the Contracts, except to the extent that such liability arises due to the defective (but not delayed) performance after Closing by Purchaser (provided that nothing in this provision or in this Agreement shall be interpreted to suggest that Purchaser has agreed to assume any commitments or obligations under the Contracts required to have been performed or complied with prior to the Closing Date);

                  (e) any Taxes for which Seller is liable;

                  (f) any prepayment penalties or other liabilities related to retiring or extinguishing any Indebtedness of Seller;

                  (g) any liabilities arising out of or in connection with periods or activity prior to the Closing Date related to OSHA, EEOC, EPA or any other Governmental Authority, or any violation of law, and any unrecorded liabilities or contingencies that are not expressly identified on Schedule 3.1(g);

                  (h) any liability or obligation (contingent or otherwise) of Seller arising out of any claim, litigation, or proceeding threatened or pending on or before the Closing Date or any claim, litigation, or proceeding threatened or initiated after the Closing Date to the extent based on an act or omission of Seller or any current or former officer, director, employee, agent or


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


representative of Seller, or the operation of the Business and/or Acquisition Assets occurring before the Closing Date, whether or not set forth on Schedule 5.8;

                  (i) any Environmental Claim and any claims, violations or alleged violations of Environmental Law, or conditions that could give rise to or relate to liability under Environmental Laws or similar legal requirements attributable or relating to the Acquisition Assets (including, without limitation, the operation thereof), the Business, Sellers or Shareholder, including any liability (including without limitation strict liability) or obligation arising under or relating to Environmental Laws with respect to the Business Facility arising after the Closing Date resulting from, caused by or related to any act or omission of third party or Sellers or any current or former officer, director, employee, agent, representative, tenant or invitee of Sellers which occurred on or prior to the Closing Date, or the continuation of practices or operations with respect to the Acquisition Assets or the Business Facility, that were occurring or in effect on or prior to the Closing Date;

                  (j) any liability arising out of or in connection with Seller's defective performance of any Contract or any express or implied warranty with respect to performance of any Contract prior to the Closing Date;

                  (k) any liability or obligation arising out of any employee benefit plan (as defined in ERISA) and all other similar benefit plans, programs, arrangements or commitments (whether written or oral) of Seller;

                  (l) any contingent or unknown liability of Seller and/or Shareholder; and

                  (m) any liability or obligation under or in connection with or related to the Excluded Assets.

         SECTION 3.2. ASSUMED LIABILITIES. Purchaser assumes and agrees to pay, perform and discharge when due solely the following debts, liabilities, obligations and contracts of Seller (collectively, the "Assumed Liabilities");

                  (a) the Indebtedness to the extent listed on Schedule 2.3 and deducted from the Purchase Price at Closing; and

                  (b) all commitments and obligations first required to be performed or complied with pursuant to the Contracts after Closing and any liability directly caused by Purchaser after Closing as a result of Purchaser's defective performance or compliance with such commitments and obligations, regardless of whether the work had been required to be performed by Seller prior to the Closing; provided that nothing in this provision or in this Agreement shall be interpreted to suggest that Purchaser has agreed to assume any commitments or obligations under the Contracts required to have been performed or complied with prior to the Closing Date.


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


                                   ARTICLE IV
                               REPRESENTATIONS AND
                             WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows:

         SECTION 4.1. ORGANIZATION AND QUALIFICATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Purchaser is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have, or could not reasonably be anticipated to have, individually or in the aggregate, a material adverse effect on Purchaser and its Subsidiaries, taken as a whole.

         SECTION 4.2. AUTHORITY; BINDING AGREEMENT. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery hereof by Shareholder, constitutes a valid and legally binding agreement of Purchaser and is enforceable against Purchaser in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

         Seller represents and warrants to Purchaser as follows:

         SECTION 5.1. ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate the Acquisition Assets and to carry on the Business as it is now being conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary. True, accurate and complete copies of Seller's Articles of Incorporation and Bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Purchaser.


                                   EXHIBIT 2.1
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


         SECTION 5.2. CAPITALIZATION.

                  (a) The authorized capital stock of Seller consists of 5,000 shares of Seller Common Stock, of which 1,600 shares are issued and outstanding, and no other shares of capital stock of Seller are issued and outstanding. All of such issued and outstanding shares of Seller Common Stock were validly issued and are fully paid, nonassessable and free of preemptive rights and are owned beneficially and of record by Shareholder, free and clear of all restrictions, liens, claims and encumbrances. No Subsidiary of Seller holds any shares of the capital stock of Seller.

                  (b) There are no outstanding (i) subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, debenture, instrument or other agreement obligating Seller or Shareholder to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Seller or obligating Seller or Shareholder to grant, extend or enter into any such agreement or commitment or
(ii) obligations of Seller or Shareholder to repurchase, redeem or otherwise acquire any securities referred to in clause (i) above. There are no voting trusts, proxies or other agreements or understandings to which Seller or Shareholder is a party or is bound with respect to the voting of any shares of capital stock of Seller.

         SECTION 5.3. AUTHORITY; NON-CONTRAVENTION; APPROVALS.

                  (a) Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of Seller and by Shareholder, and no other corporate proceedings on the part of Seller or Shareholder are necessary to authorize the execution and delivery of this Agreement or the consummation by Seller and Shareholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and Shareholder, and, assuming the due authorization, execution and delivery hereof by Purchaser, constitutes a valid and legally binding agreement of Seller and Shareholder, enforceable against Seller and Shareholder in accordance with its terms.

                  (b) The execution and delivery of this Agreement by Seller and Shareholder and the consummation by Seller and Shareholder of the transactions contemplated hereby do not and will not violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Seller or Shareholder under any of the terms, conditions or provisions of (i) the articles of incorporation or bylaws of Seller, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Seller or Shareholder, or any of the Acquisition Assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession,


                                   EXHIBIT 2.1
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                                       10
contract, lease or other instrument, obligation or agreement of any kind to which Seller or Shareholder is now a party or by which Seller or Shareholder or any of the Acquisition Assets may be bound or affected.

                  (c) Except as set forth on Schedule 5.3, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Seller and Shareholder or the consummation by Seller and Shareholder of the transactions contemplated hereby.

         SECTION 5.4. SUBSIDIARIES. Seller does not have any Subsidiaries, nor does Seller hold any equity interest in or control (directly or indirectly, through the ownership of securities, by contract, by proxy, alone or in combination with others, or otherwise) any corporation, limited liability company, partnership, business organization or other Person.

         SECTION 5.5. FINANCIAL STATEMENTS. The financial statements of Seller attached as Schedule 5.5 (the "Seller Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of Seller with respect to the Acquisition Assets and the Business as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

         SECTION 5.6. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in
Schedule 5.6, Seller has not incurred any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature with respect to the Acquisition Assets and the Business, except liabilities, obligations or contingencies (i) which are accrued or reserved against Seller Financial Statements or reflected in the notes thereto or (ii) which were incurred after December 31, 1998, and were incurred in the ordinary course of business and consistent with past practices.

         SECTION 5.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on Schedule 5.7, since June 30, 1999 and with respect to the Acquisition Assets or the Business, (i) Seller has not declared or set aside or paid any noncash dividend or made any other noncash distribution with respect to its outstanding securities, or, directly or indirectly, purchased, redeemed or otherwise acquired any of its securities; (ii) Seller has not granted any general increase in the compensation of its officers, directors or employees (including any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) and has not paid any bonuses to any officers, directors or employees; (iii) Seller has not adopted, entered into or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law; (iv) Seller has not made any amendment to its Articles of Incorporation or Bylaws or changed the character of its business in any manner; (v) the Business has been


                                   EXHIBIT 2.1
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


conducted in the ordinary course of business consistent with past practices; and
(vi) there has not been any event, occurrence, development or state of circumstances or facts which has had, or could reasonably be anticipated to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 5.8. LITIGATION. Except as described in Schedule 5.8, there are no claims, suits, actions, Environmental Claims, inspections, investigations or proceedings pending or, to the knowledge of Seller, threatened against, relating to or affecting Seller before any court, governmental department, commission, agency, instrumentality, authority, or any mediator or arbitrator and there is no basis for the same. Except as described in Schedule 5.8, Seller is not subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality, authority, or any mediator or arbitrator.

         SECTION 5.9. ACCOUNTS RECEIVABLE. All accounts receivable relating to the Business reflected on Seller Financial Statements (net of related reserves) represent sales actually made in the ordinary course of business from customers who have not been more than 75 days in arrears in paying for prior bills, except as set forth in Schedule 5.9.

         SECTION 5.10. NO VIOLATION OF LAW; COMPLIANCE WITH AGREEMENTS.

                  (a) With respect to the Acquisition Assets and the Business,
(i) Seller is not in violation of and, to Seller's knowledge, has not been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law) of any governmental or regulatory body or authority; (ii) to Seller's knowledge, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same; (iii) Seller has all permits (including without limitation Environmental Permits), licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals required or necessary to conduct its business as presently conducted (collectively, the "Seller Permits"); and (iv) Seller is not in violation of the terms of any Seller Permit.

                  (b) Seller and Shareholder are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (a) the charter, bylaws or similar organizational instruments of Seller or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which Seller is a party or by which it is bound or to which any of its property is subject.

         SECTION 5.11. INSURANCE. Schedule 5.11 hereto sets forth a list of all insurance policies owned by Seller that relate in any manner to the Business or by which Seller or any of the Acquisition Assets are covered against present losses, all of which are now in full force and effect.


                                   EXHIBIT 2.1
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                                       12

         SECTION 5.12. TAXES.

                  (a) Except as set forth on Schedule 5.12, (i) Seller has (x) duly filed (or there has been filed on its behalf) with the appropriate taxing authorities all Tax Returns (as hereinafter defined) required to be filed by it on or prior to the date hereof, and (y) duly paid in full or made adequate provision therefor on Seller Financial Statements in accordance with GAAP (or there has been paid or adequate provision has been made on its behalf) for the payment of all Taxes (as hereinafter defined) for all periods ending through the date hereof; (ii) all such Tax Returns filed by or on behalf of Seller are true, correct and complete in all material respects; (iii) Seller is not the beneficiary of any extension of time within which to file any Tax Return; (iv) no claim has ever been made by any authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; (v) the liabilities and reserves for Taxes reflected in the most recent balance sheet included in Seller Financial Statements to cover all Taxes for all periods ending at or prior to the date of such balance sheet have been determined in accordance with GAAP, and there is no material liability for Taxes for any period beginning after such date other than Taxes arising in the ordinary course of business; (vi) there are no liens for Taxes upon any property or assets of Seller, except for liens for Taxes not yet due; (vii) Seller has not made any change in accounting methods since December 31, 1998; (viii) Seller has not received a ruling from any taxing authority or signed an agreement with any taxing authority; (ix) Seller has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code, as amended or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld and paid over to the appropriate taxing authority all amounts required to be so withheld and paid over under all applicable laws in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; (x) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Seller, and as of the date of this Agreement Seller has not received a written notice of any pending audits or proceedings; (xi) no shareholder or director or officer (or employee responsible for Tax matters) of Seller expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed; (xii) the federal income Tax Returns of Seller have been examined by the Internal Revenue Service ("IRS") (which examination has been completed) or the statute of limitations for the assessment of federal income Taxes of Seller has expired, for all periods through and including December 31, 1994, and no deficiencies were asserted as a result of such examinations which have not been resolved and fully paid; (xiii) no adjustments or deficiencies relating to Tax Returns of Seller have been proposed, asserted or assessed by any taxing authority, except for such adjustments or deficiencies which have been fully paid or finally settled; and
(xiv) Seller has delivered or made available to Purchaser true, correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Seller since December 31, 1993.

                  (b) There are no outstanding requests, agreements, consents or waivers to extend the statute of limitations applicable to the assessment of any Taxes or deficiencies against Seller, and no power of attorney granted by Seller with respect to any Taxes is currently in force.


                                   EXHIBIT 2.1
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                                       13

Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Seller is not a party to any agreement providing for the allocation or sharing of Taxes with an entity that is not directly or indirectly a wholly-owned Subsidiary of Seller. Seller has not, with regard to any assets or property held, acquired or to be acquired by it, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
(f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Seller. Seller (i) has not been a member of an affiliate group filing a consolidated federal income Tax Return (other than a group the common parent of which was Seller) and (ii) has no liability for Taxes of any Person (other than any of Seller and its Subsidiaries) under Section 1.1502-6 of the United States Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

         SECTION 5.13. EMPLOYEE BENEFIT PLANS.

                  (a) Each Plan and each Benefit Program (as such terms are defined below) is listed on Schedule 5.13 hereto. No Plan or Benefit Program is or has been (i) covered by Title IV of the Employer Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) subject to the minimum funding requirements of Section 412 of the Code or (iii) a "multi-employer plan" as defined in Section 3(37) of ERISA, nor has Seller contributed to, or ever had any obligation to contribute to, any multi-employer plan. Each Plan and Benefit Program intended to be qualified under Section 401(a) of the Code is designated as a tax-qualified plan on Schedule 5.13 and is so qualified. No Plan or Benefit Program provides for any retiree health benefits for any employees or dependents of Seller other than as required by COBRA (as hereinafter defined). There are no claims pending with respect to, or under, any Plan or any Benefit Program, other than routine claims for benefits, and there are no disputes or litigation pending or, to the knowledge of Seller, threatened, with respect to any such Plans or Benefit Programs.

                  (b) Seller has heretofore delivered to Purchaser true and correct copies of the following, if any:

                      (i) each Plan and each Benefit Program listed on Schedule 5.13, all amendments thereto as of the date hereof and all current summary plan descriptions provided to employees regarding the Plans and Benefit Programs; and

                      (ii) each management or employment contract or contract for personal services and a complete description of any understanding or commitment between Seller and any officer, consultant, director, employee or independent contractor of Seller.

                  (c) Each Plan and Benefit Program has been maintained and administered in compliance with its terms and in accordance with all applicable laws, rules and regulations. Seller has no commitment or obligation to establish or adopt any new or additional Plans or Benefit Programs or to increase the benefits under any existing Plan or Benefit Program.


                                   EXHIBIT 2.1
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


                  (d) Except as set forth in Schedule 5.13, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by Seller, including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code) or otherwise, becoming due to any employee of Seller, or (ii) increase any benefits otherwise payable under any Plan or any Benefit Program.

                  (e) As of the date hereof, Seller does not sponsor any simplified employee pension plans as described in Section 408(k) of the Code and there are no claims against Seller for benefits relating to any such plans.

         SECTION 5.14. EMPLOYEE AND LABOR MATTERS.

                  (a) Seller has provided Purchaser with a true and complete list dated as of June 30, 1999 (the "Employee Schedule ") of all employees of Seller employed in the Business listing the title or position held, base salary or wage rate and any bonuses, commissions, profit sharing, Seller's vehicles, club memberships or other compensation or perquisites payable, all employee benefits received by such employees and any other material terms of any written agreement with Seller. As of the date of this Agreement, the combined projected annual payroll for the calendar year ending December 31, 1998 of Seller required to operate the Business is not materially different from that as listed on the Employee Schedule, and Seller has not entered into any agreement or agreements pursuant to which the combined annual payroll of Seller relating to the Business, including projected pay increases, overtime and fringe benefit costs, required to operate its business (including all administrative and support personnel) would be greater than as listed on the Employee Schedule.

                  (b) Except as set forth on Schedule 5.14, Seller is not a party to or bound by any written employment agreements or commitments relating to the Business, other than on an at-will basis. Seller is in compliance with all applicable laws respecting the employment and employment practices, terms and conditions of employment and wages and hours of its employees and is not engaged in any unfair labor practice. To the knowledge of Seller, all employees of Seller who work in the Business are lawfully authorized to work in the United States according to federal immigration laws. There is no labor strike or labor disturbance pending or, to the knowledge of Seller, threatened against Seller with respect to the Business and, during the past five years, Seller has not experienced a work stoppage relating to the Business.

                  (c) Except as set forth on Schedule 5.14, with respect to the Business (i) Seller is not a party to or bound by the terms of any collective bargaining agreement or other union contract applicable to any employee of Seller and no such agreement or contract has been requested by any employee or group of employees of Seller, nor has there been any discussion with respect thereto by management of Seller with any employees of Seller, (ii) Seller is not aware of any union organizing activities or proceedings involving, or any pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for, or where the purpose is to organize, any group or groups of employees of Seller, or (iii) there is not currently


                                   EXHIBIT 2.1
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                                       15
pending, with regard to any of its facilities, any proceeding before the National Labor Relations Board, wherein any labor organization is seeking representation of any employees of Seller.

         SECTION 5.15. ENVIRONMENTAL MATTERS. Without in any manner limiting any other representations and warranties set forth in this Agreement and except as disclosed on Schedule 5.15, with respect to the Business or the Acquisition Assets.

                  (a) Neither Seller nor, to the knowledge of Shareholder, any of its Business Facilities, is in violation of, or has violated, or has been or is in non-compliance with, any Environmental Laws in connection with the Business or the operation of the Acquisition Assets, including but not limited to, the conduct of the Business or the ownership, use, maintenance or operation of, or conduct of any of the Business Facilities by Seller.

                  (b) With respect to the Business and the operation of the Acquisition Assets (and without in any manner limiting the generality of (a) above):

                      (i) Except in compliance with Environmental Laws (including, without limitation, by obtaining necessary Environmental Permits), no Materials of Environmental Concern (as defined in Exhibit A) have been used, generated, extracted, mined, beneficiated, manufactured, stored, treated, or disposed of, or in any other way released (and no release is threatened), on, under or about any Business Facility (as defined in Exhibit A) or transferred or transported to or from any Business Facility, and no Materials of Environmental Concern have been generated, manufactured, stored or treated or disposed of, or in any other way released (and no release is threatened), on, under, about or from any property adjacent to any current Business Facility;

                      (ii) Seller is not now, and (assuming the Environmental Laws are not changed from those applicable on the date of Closing) will not be in the future, as a result of the operation or condition of the business of Seller on or prior to the date hereof, and as of the date of Closing, subject to any: (a) contingent liability in connection with any release or threatened release of any Materials of Environmental Concern into the environment whether on or off any Business Facility; (b) reclamation, decontamination or Remediation (as defined in Exhibit A) requirements under Environmental Laws, or any reporting requirements related thereto; or (c) consent order, compliance order or administrative order relating to or issued under any Environmental Law;

                      (iii) To the knowledge of Seller, there are no Environmental Claims known, pending or threatened against Seller or any of its Business Facilities, and there is no basis for same;

                      (iv) Seller and all of its Business Facilities have timely filed applications for renewal of all Environmental Permits, Seller has all environmental and pollution control equipment necessary to comply with all Environmental Laws (including, without limitation, to comply with all applicable Environmental Permits) applicable to the operation of


                                   EXHIBIT 2.1
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                                       16
the business of Seller as presently conducted, and Seller and its Business Facilities are in compliance with all terms and conditions of such Environmental Permits;

                      (v) Regarding all Environmental Permits for which renewal, amendment, or modification is sought or pending, no material expenditures, capital improvements, or changes in operation will be necessary as a condition or as a result of such renewal, amendment, or modification;

                      (vi) Seller has received no notice and has no knowledge that any occupant or tenant of any current Business Facility (a) is in violation of any Environmental Law; (b) is the subject of any Environmental Claims; or (c) does not have or has not renewed any Environmental Permits applicable to its assets or operations;

                      (vii) There are no, nor have there ever been any, storage tanks or solid waste management units located on or under any Business Facility of Seller, and, to the knowledge of Seller and Shareholder, there are no Materials of Environmental Concern on any Business Facility of Seller exceeding any standard or limitation established, published or promulgated pursuant to Environmental Laws, or which would require reporting to any governmental authority or Remediation to comply with Requirements of Environmental Laws (as defined in Exhibit A);

                      (viii) To the knowledge of Seller and Shareholder, none of the off-site locations where Materials of Environmental Concern generated from any Business Facility of Seller or for which Seller has arranged for their disposal, treatment or application has been nominated or identified as a facility which is subject to an existing or potential claim under Environmental Laws;

                      (ix) Seller has not been named as a potentially responsible party under, and no Business Facility of Seller has been nominated or identified as a facility which is subject to an existing or potential claim under CERCLA or comparable Environmental Laws, and no Business Facility of Seller is subject to any lien arising under Environmental Laws;

                      (x) Seller has not received any notice of any release or threatened release of Materials of Environmental Concern, or of any violation of, noncompliance with, or remedial obligation under, Environmental Laws or Permits, relating to the ownership, use, maintenance, operation of any Business Facility of Seller or in connection with the business of Seller, nor is there any basis for any of the foregoing, nor has Seller voluntarily undertaken Remediation or other decontamination or cleanup of any facility or site or entered into any agreement for the payment of costs associated with such activity;

                      (xi) There is no Environmental Law that will require future compliance costs on the part of Seller in excess of $50,000 above costs currently expended in the ordinary course of business;


                                   EXHIBIT 2.1
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                                       17

                      (xii) There are no present or past events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance by Seller with Environmental Laws or which may give rise to any common law or statutory liability under Environmental Laws or form the basis of an Environmental Claim against Seller relating to the ownership, use, maintenance or operation of any Business Facility by Seller or in connection with the conduct of the business of Seller;

                      (xiii) There are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws which Seller has agreed to, assumed or retained, by contract or otherwise;

                      (xiv) Seller has filed all notices, notifications, financial security, waste management plans, or applications which are required to be obtained or filed by Seller for the operation of its business or the use or operation of any Business Facility of Seller;

                      (xv) Seller and all Business Facilities are in compliance with all other applicable limitations, restrictions, conditions, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; and

                      (xvi) No current Business Facility (or equipment thereon) of Seller contains any asbestos containing materials or polychlorinated biphenyls in any form nor any wetland areas or other land subject to restricted development under Environmental Laws.

For purposes of this Section, the "Seller" shall include any entity which is, in whole or in part, a predecessor of Seller and all of its present and former Subsidiaries and their predecessors.

         SECTION 5.16. NON-COMPETITION AGREEMENTS. Neither Seller nor any shareholder is a party to any agreement which purports to restrict or prohibit any of them from, directly or indirectly, engaging in any business currently engaged in by Seller. None of the Seller's shareholders, officers, directors, or key employees is a party to any agreement which, by virtue of such person's relationship with Seller, restricts Seller or any Subsidiary of Seller from, directly or indirectly, engaging in any of the businesses as described above.

         SECTION 5.17. TITLE TO ASSETS. Seller has good and marketable title to all its assets relating to the Business and valid leasehold interests in its leased assets and properties (other than any defect or encumbrances affecting the landlord's or lessor's right, title and interest), as reflected in the most recent balance sheet included in Seller Financial Statements, except for properties and assets relating to the Business that have been disposed of in the ordinary course of business since the date of the latest balance sheet included therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) liens for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not detract from the value, or interfere with the present use or marketability of the property


                                   EXHIBIT 2.1
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                                       18
subject thereto or affected thereby, or otherwise impair Seller's business operations (in the manner presently carried on by Seller), or (iii) any lien securing any debt or obligation described on Schedule 5.17 which is expressly referenced as being secured. All leases under which Seller leases any real property relating to the Business have been delivered to Purchaser and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default by or on behalf of Seller or its Subsidiaries, or by or on behalf of any third party.

         SECTION 5.18. CONTRACTS, AGREEMENTS, PLANS AND COMMITMENTS. Schedule
5.18 hereto sets forth a complete list of the following contracts, agreements, plans and commitments relating to the Business to which Seller is a party or by which any of the Acquisition Assets are bound as of the date hereof:

                  (a) any contract, commitment or agreement that involves aggregate expenditures by Seller of more than $10,000 per year;

                  (b) any contract or agreement (including any such contracts or agreements entered into with any Governmental Authority) relating to the maintenance or operation of the business that involves aggregate expenditures by Seller of more than $10,000;

                  (c) any indenture, loan agreement or note under which Seller has outstanding indebtedness, obligations or liabilities for borrowed money;

                  (d) any lease or sublease for the use or occupancy of real property;

                  (e) any agreement that restricts the right of Seller to engage in any type of business;

                  (f) any guarantee, direct or indirect, by any person of any contract, lease or agreement entered into by Seller;

                  (g) any partnership, joint venture or construction and operation agreement;

                  (h) any agreement of surety, guarantee or indemnification with respect to which Seller is the obligor, outside of the ordinary course of business;

                  (i) any contract that requires Seller to pay for goods or services substantially in excess of its estimated needs for such items or the fair market value of such items;

                  (j) any contract, agreement, agreed order or consent agreement that requires Seller to take any actions or incur expenses to remedy non-compliance with any Environmental Law; and


                                   EXHIBIT 2.1
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


                  (k) any other contract material to Seller or its business.

True, correct and complete copies of each of such contracts, agreements, plans and commitments have been delivered to or made available for inspection by Purchaser. All such contracts, agreements, plans and commitments (i) were duly and validly executed and delivered by Seller and the other parties thereto and
(ii) are valid and in full force and effect. Seller has fulfilled all material obligations required of Seller under each such contract, agreement, plan or commitment to have been performed by it prior to the date hereof, including timely paying all interest on its debt as such interest has become due and payable. Except as set forth on Schedule 5.18, there are no counterclaims or offsets under any of such contracts, agreements, plans and commitments. The assignment of the Contracts will vest in Purchaser all rights and benefits under the Contracts and the right to operate the Business and Acquisition Assets under the terms of the Contracts and to use the Acquisition Assets in the manner currently operated and used by Seller.

         SECTION 5.19. SUPPLIES. The Supplies of Seller are of a quantity and quality that have been normal for Seller in the ordinary course of business of Seller and are owned by Seller free and clear of any Liens.

         SECTION 5.20. BROKERS AND FINDERS. Neither Seller nor Shareholder have entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Seller to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby, except for an agreement with The Summit Advisory which all fees and commissions with respect thereto will be paid by Seller. Except for such agreement with The Summit Advisory, there is no claim for payment by Seller of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 5.21. INTELLECTUAL PROPERTY. Seller has rights to use, whether through ownership, licensing or otherwise, all patents, trademarks, service marks, trade names, copyrights, software, trade secrets and other proprietary rights and processes that are material to the Business or Acquisition Assets (collectively the "Intellectual Property Rights"). Seller does not own any patents. Seller has no knowledge of any infringement by any other person of any of the Intellectual Property Rights. With respect to the Acquisition Assets or its operation of the Business, Seller has not and does not violate or infringe any intellectual property right of any other person, and Seller has not received any communication alleging that it violates or infringes the intellectual property right of any other person. With respect to the Acquisition Assets or its operation of the Business, Seller has not been sued for infringing any intellectual property right of another person. To the knowledge of Seller, there is no claim or demand of any person pertaining to, or any proceeding which is pending or threatened, that challenges the rights of Seller in respect of any Intellectual Property Rights, or that claims that any default exists under any Intellectual Property Rights. To the knowledge of Seller, none of the Intellectual Property Rights is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator, or other governmental authority.


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


         SECTION 5.22. RELATIONSHIPS. Except as set forth on Schedule 5.22, since December 31, 1998, Seller has not received notice from any customer or supplier relating to the Business or any party to any Contract involving more than $20,000 annually with Seller (each a "Contract Party") that such customer, supplier or Contract Party intends to discontinue doing business with Seller, and, since such date, no customer, supplier or Contract Party has indicated any intention (a) to terminate its existing business relationship with Seller or (b) not to continue its business relationship with Seller, whether as a result of the transactions contemplated hereby or otherwise. Seller has not entered into or participated in any related party transaction relating to the Business or the Acquisition Assets during the past three years.

         SECTION 5.23. YEAR 2000. "Year 2000 Compliant" means as to any person or entity that all software, firmware, microprocessing chips and other data processing devices utilized by, and material to the business operations of, that person or entity will be able to accurately process date data from, into and between the twentieth and twenty-first centuries when used in accordance with the applicable documentation setting forth the requirements for the use of the specific item. Seller is scheduled to be Year 2000 Compliant with respect to the Business and Acquisition Assets no later than December 1, 1999 (the "Compliance Date"). Seller knows of no matter which would prevent Seller from becoming Y2K Compliant on or about the Compliance Date.

         SECTION 5.24. CERTAIN PAYMENTS. Neither Seller nor, to Seller's knowledge, any shareholder, officer, director or employee of Seller has paid or received or caused to be paid or received, directly or indirectly, in connection with the Business or the Acquisition Assets (a) any bribe, kickback or other similar payment to or from any domestic or foreign government or agency thereof or any other person or (b) any contribution to any domestic or foreign political party or candidate (other than from personal funds of such shareholder, officer, director or employee not reimbursed by Seller or as permitted by applicable law).

         SECTION 5.25. BOOKS AND RECORDS. To the extent that they exist, all personnel files, reports, accounting records, operational and maintenance records, and all other records of every type and description that relate to the Business and the Acquisition Assets have been prepared and maintained in accordance with good business practices and, where applicable, in conformity with applicable laws and regulations.

         SECTION 5.26. CONDITION AND SUFFICIENCY OF ASSETS. To the knowledge of Seller, all buildings, improvements and equipment included within the Acquisition Assets have been maintained in the normal course of business. The Acquisition Assets are sufficient for the continued conduct of the Business of Seller after the Closing in substantially the same manner as conducted prior to the Closing. Except as provided in Article V of this Agreement, (i) Seller makes no representation or warranty with respect to the physical condition of the improvements and equipment included in the Acquisition Assets, and (ii) should the Closing occur, Purchaser will be accepting the improvements and equipment included in the Acquisition Assets "AS IS WHERE IS".


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


                                   ARTICLE VI
                                    COVENANTS

         SECTION 6.1. CONDUCT OF BUSINESS BY SELLER PENDING CLOSING. After the date hereof and prior to the Closing Date, unless Purchaser shall otherwise agree in writing, Seller shall:

                  (a) conduct the Business in the usual and ordinary course thereof;

                  (b) shall keep Purchaser closely advised of any material developments relating to the Business as determined in the reasonable judgment of Seller;

                  (c) permit Purchaser to have access at reasonable times to the Acquisition Assets and to review and copy the books and records of the Business;

                  (d) maintain and preserve the Acquisition Assets in customary repair, order and condition (ordinary wear and tear excepted);

                  (e) use all commercially reasonable efforts to preserve the Business intact, to retain the services of Seller's officers and employees and to preserve Seller's relationships with its suppliers, customers, and others having business dealings with it with respect to the Business, including but not limited to, by paying suppliers and vendors and other third parties in accordance with its usual business in a timely fashion, and all Governmental Authorities with which Seller has engaged in business related to the Business;

                  (f) use its best efforts to cause all of the representations and warranties in Article V hereof to continue to be true and correct;

                  (g) continue to purchase supplies and similar items in the ordinary course through the Closing Date;

                  (h) not make any new commitments (excluding bids for new business) with respect to the Business in an amount greater than $50,000;

                  (i) not issue any shares, warranties or convertible securities, grant any options, repurchase or redeem any of its shares of capital stock, reclassify any of its outstanding stock, make any distribution of or sell or dispose of Acquisition Assets outside the ordinary course; or

                  (j) enter into any transaction with respect to the Business or the Acquisition Assets not in the usual and ordinary course of business.

         SECTION 6.2. MAINTENANCE OF INSURANCE. Seller will maintain or cause to be maintained the insurance policies or risk retention programs (or policies or programs of substantially the


                                   EXHIBIT 2.1
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                                       22
same nature) relating to the Business or the Acquisition Assets in full force and effect at all times until the Closing Date.

         SECTION 6.3. OTHER OFFERS. Except in connection with the transactions contemplated by this Agreement, from and after the date hereof, and continuing through the earlier of Closing or the termination of this Agreement in accordance with the terms hereof, Seller and Shareholder shall not, and shall not permit any of Seller's officers, directors, employees, Affiliates, representatives or agents to, directly or indirectly, (i) solicit, initiate or knowingly encourage any offer or proposal for, or any indication of interest in, a merger or business combination involving Seller or the acquisition of an equity interest in, or any portion of the Acquisition Assets of, Seller or (ii) engage in negotiations with or disclose any nonpublic information relating to the Business or Acquisition Assets or Purchaser, or afford access to the Acquisition Assets, to any Person. Seller shall promptly notify and provide copies to Purchaser of any offer, proposal or indication of interest, or communication with respect thereto, delivered to or received from any third party.

                                  ARTICLE VII
              CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES

         SECTION 7.1. CONFIDENTIALITY. Without the express written consent of all of the Parties, each of the Parties agrees to maintain in confidence and not disclose to any other Person the terms of the transactions contemplated hereby or the information delivered in connection with the proposed due diligence investigation, other than disclosures required to obtain the approvals for the transactions contemplated hereby, disclosures to those professionals and advisors who have a need to know, disclosures of information already available to the public or any other disclosures required by applicable law. In the event that Purchaser, Seller or Shareholder is at any time requested or required (by oral questions, interrogatories, request for information or documents, subpoena or other similar process) to disclose any information supplied to it in connection with this transaction, such Party agrees to provide the other Parties prompt notice of such request so that an appropriate protective order may be sought and/or such other Party may waive the first Party's compliance with the terms of this Section 7.1.

         SECTION 7.2. ACCESS TO INFORMATION. Shareholder shall, and shall cause Seller to, give Purchaser, its accountants, counsel, financial advisors, and other representatives (the "Purchaser Representatives") full access (and shall otherwise fully cooperate, including by making available copies of all of the following documents if reasonably requested by Purchaser which are susceptible to photostatic reproduction) during normal business hours throughout the period prior to Closing to all of the Acquisition Assets and all books and records (including, but not limited to, Tax Returns and any and all records or documents which are within the possession of governmental or regulatory authorities, agencies or bodies, and the disclosure of which Seller can facilitate or control), Contracts, premises, permits, Environmental Permits, licenses, Governmental Authorizations, commitments of any nature (whether written or oral) and records relating thereto, and shall permit Purchaser and Purchaser Representatives to make such inspections (including without limitation environmental inspections, sampling, and analysis) as


                                   EXHIBIT 2.1
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


they may require and furnish to Purchaser and Purchaser Representatives during such period all such information concerning the Acquisition Assets and the Business as they may reasonably request.

         SECTION 7.3. EMPLOYEES.

                  (a) Purchaser may, but shall not be obligated to, offer employment to any of the employees of Seller. Seller will not solicit, or endeavor to solicit, after the Closing Date any employee or discourage any such person from accepting such employment with Purchaser. Seller has not made any representations or promises, oral or written, to employees of Seller concerning employment by Purchaser.

                  (b) Purchaser shall not be responsible for any costs, obligations or liabilities which may result from the termination of employment by Seller of any employee of the Business not hired by Purchaser as of the first payroll date after the Closing; provided, however, Purchaser shall be responsible for and shall assume any and all costs, obligations or liabilities directly related to the termination by Purchaser of any employee of the Business who is hired by Purchaser on or after the Closing Date solely to the extent that such costs, obligations or liabilities relate directly to the period beginning with the hiring of such employee by Purchaser and ending with such termination by Purchaser. Purchaser makes no representation with respect to the comparability of Purchaser's employee benefits to those offered by Seller. Purchaser specifically disclaims any obligation to remunerate employees of Seller who, following the Closing Date, will be employed by Purchaser, at levels comparable to the aggregate remuneration provided to such employees while employed by Seller. Prior to the Closing Date, Seller shall have taken all necessary actions to comply with the Worker Adjustment and Retraining Notification Act (the "WARN Act") to the extent it is subject to the WARN Act, and Purchaser shall not have any disclosure or announcement obligations or any other responsibilities under the WARN Act as a result of the transactions contemplated by this Agreement.

                  (c) Seller shall take such actions as it deems appropriate to terminate, modify, alter or amend the existing Plans or Benefit Programs with respect to employees of the Business due to the transactions contemplated by this Agreement. Purchaser does not and shall not assume any of such Plans or Benefit Programs, including, without limitation, any severance plans of Seller.

                  (d) Seller shall be solely responsible for and shall pay in full to all of Seller's employees all compensation, bonuses and other payments, and all sick pay, vacation pay, and any other benefits otherwise payable under the Benefit Programs, accrued to the Closing for which Seller is obligated thereunder, and Seller shall satisfy all such obligations to such employees.

                  (e) Seller will retain responsibility for, and continue to pay, all hospital, medical, life insurance, disability, supplemental unemployment and all other welfare plan expenses and benefits for each Seller employee hired by Purchaser (and covered dependents) with respect to claims incurred by such employee or their covered dependents prior to the


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


Closing. Seller will retain responsibility for, and continue to pay, any life, health or other welfare benefits payable to each former employee of Seller who terminated employment with Seller (and their dependents) on or prior to the Closing in respect of claims incurred on their behalf prior to the Closing. For purposes of this paragraph, a claim is deemed incurred when the event that first gave rise to the claim occurred, notwithstanding the fact that such benefits may be paid at a subsequent date.

                  (f) Seller is responsible for any liabilities that may arise with respect to application of Section 4980B of the Internal Revenue Code of 1986 or Part 6 of Subtitle B of Title I of ERISA ("COBRA") with respect to any of its employees or covered dependents as a result of the transactions contemplated by this Agreement, as well as for any prior COBRA violations which occurred prior to Closing. Purchaser is not a successor employer for COBRA purposes.

                  (g) Purchaser is not, and shall not be deemed to be, a successor employer to Seller with respect to any Plans or Benefit Programs; and no plan or other program adopted or maintained by Purchaser after the Closing is or shall be deemed to be a "successor plan", as such term is defined in ERISA or the Code, of any such Plan or Benefit Program.

         SECTION 7.4. TAXES.

                  (a) LIABILITY FOR TAXES. Seller shall be liable for, and shall indemnify and hold Purchaser and its Affiliates harmless from, (i) all Taxes that are imposed on or incurred by Seller, (ii) all Taxes that are imposed on or incurred with respect to the Acquisition Assets or the Business for any taxable period ending on or before the Closing Date, (iii) a portion, determined as described below, of any Taxes that are imposed on or incurred with respect to the Acquisition Assets or the Business for any taxable period beginning prior to and ending after the Closing Date ("Straddle Period") which is allocable to the period ending on or before the Closing Date, (iv) any Taxes payable as a result of a breach by Seller of any of the representations set forth in Section 5.12 hereof, and (v) any attorneys' fees or other costs incurred by Purchaser or its Affiliates in connection with any payment from Seller under this Section 7.4(a). The determination of the portion of any Taxes imposed on or incurred with respect to the Acquisition Assets or the Business for a Straddle Period which is allocable to the period ending on or before the Closing Date shall be made, in the case of ad valorem, property or similar Taxes, if any, which are not measured by or based upon production, or franchise or capital Taxes which are not measured by or based upon net income, by allocating such Taxes on a per diem basis, and, in the case of all other Taxes, by assuming that the period ending on or before the Closing Date constitutes a separate taxable period and by taking into account the actual taxable events occurring during such period.

                  (b) TAX RETURNS. Seller shall be responsible for the preparation and filing of any Tax Return relating to the Acquisition Assets or the Business that is originally due on or before the Closing Date. Purchaser shall be liable for the preparation and filing of all other Tax Returns that relate to the Acquisition Assets or the Business.


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


                  (c) RIGHT TO REFUNDS. If Seller, on the one hand, or Purchaser, on the other hand, receives a refund of any Taxes for which the other is liable, then the Party receiving such refund shall, within 10 days after its receipt, remit it to the other Party.

                  (d) TRANSFER AND SALES TAXES. Purchaser shall be liable for and pay all transfer, sales, or similar Taxes imposed on or relating to the sale or transfer of the Acquisition Assets. To the extent the Seller collects such transfer, sales, or similar Taxes at or prior to the Closing Date, Seller shall remit all such taxes to the appropriate taxing authorities.

         SECTION 7.5. FURTHER ASSURANCES. Seller, Shareholder and Purchaser shall execute and deliver to the other, at the Closing or thereafter, any other instrument which may be requested by the other and which is reasonably appropriate to perfect or evidence any of the sales, assignments, transfers or conveyances contemplated by this Agreement or to transfer any Acquisition Assets identified after the Closing or to obtain any consents or licenses necessary for Purchaser to operate the Business in the manner operated by Seller prior to Closing.

         SECTION 7.6. EXPENSES AND FEES. Sellers shall pay all costs and expenses incurred by Seller and Shareholder in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any and all broker's commissions, employee bonuses and the fees and expenses of Seller's and Shareholder's attorneys and accountants, and will make all necessary arrangements so that Purchaser will not be charged with any such cost or expense. Purchaser shall pay all costs and expenses incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby, including without limitation, the fees and expenses of their attorneys and accountants.

         SECTION 7.7. AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, the Parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary, proper or advisable waivers, consents and approvals under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of Seller.

         SECTION 7.8. PUBLIC STATEMENTS. Except as required by law or the NASD, the Parties shall obtain the written consent of the other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consent, which will not be unreasonably withheld.

         SECTION 7.9. NOTIFICATION OF CERTAIN MATTERS. Shareholder, Seller and Purchaser agree to give prompt notice to each other of, and to use their respective reasonable best efforts to


                                   EXHIBIT 2.1
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                                       26
prevent or promptly remedy, (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its or another's representations or warranties in this Agreement to be untrue or inaccurate in any material respect (or in all respects in the case of any representation or warranty containing any materiality qualification) at any time from the date hereof to the Closing and (ii) any material failure (or any failure in the case of any covenant, condition or agreement containing any materiality qualification) on its or another's part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

         SECTION 7.10. RECORDS. Purchaser agrees to provide reasonable access to Seller after Closing to the books and records relating to the Acquisition Assets acquired pursuant to this Agreement to the extent required in connection with any proceeding, inquiry or investigation relating to the period prior to Closing, provided that Seller agrees to maintain the confidentiality of such books and records. Seller agrees to provide reasonable access to Purchaser after Closing to the tax, financial and other books and records relating to the Business and Acquisition Assets and retained by Seller, in connection with Purchaser's operation of the Business after Closing. Nothing in this Agreement shall impose any duty on the Parties to maintain such books and records for more than three (3) years after the Closing. In the event that Purchaser or Seller desire to discard the books and records after such three (3) year period, then it shall provide written notice to the other party. If the other party desires to take possession of such books and records it shall do so at its sole cost and expense within 30 days of receiving notice. The Parties agree to coordinate the transfer of possession of such books and records.

         SECTION 7.11. ACCOUNTS RECEIVABLE. From and after the Closing Date, Seller and Purchaser each agree to transfer or deliver, promptly after the receipt thereof, any cash received as payment of accounts receivable due to the other party for services rendered and sales occurring prior to the Closing, in the case of Seller, and subsequent to the Closing, in the case of Purchaser.

         SECTION 7.12. OPEN CONTRACTS. The Seller has represented that it is not in breach or violation of or in default in the performance or observance of any term or provision of any Contract as further set forth in Section 5.10. If, however, at the time of Closing the Seller is unable to perform under any term or provision of any Contract because of weather or other events over which the Seller has no control and the Closing still occurs, Purchaser shall use commercially reasonable efforts to complete performance under such Contracts, including the portion, if any, that should have been completed prior to Closing. In no event shall Purchaser be required to complete performance under any Contracts in which the Seller is in default for reasons other then as set forth in the preceding sentence. Purchaser shall be entitled to receive all payments due under such Contracts with respect to work performed after Closing, including payments for the portion, if any, that was to have been completed prior to Closing, and Purchaser shall bear the reasonable expenses incurred after Closing in completing such performance, except for damages, penalties and other losses incurred as a result of the Seller's inability to perform


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


under such Contracts. Nothing contained in this Section 7.12 shall be construed as a waiver of Purchaser's conditions to close under Section 8.3 of the Agreement.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

         SECTION 8.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO CLOSE. The respective obligations of each Party to close the transactions contemplated hereby shall be subject to the fulfillment or waiver, if permissible, of the following conditions on or prior to the Closing Date:

                  (a) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted); and

                  (b) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the transactions contemplated by this Agreement or make the consummation of the transaction contemplated by this Agreement illegal.

         SECTION 8.2. CONDITIONS TO OBLIGATION OF SELLER. Unless waived by Seller, the obligation of Seller to close the transactions contemplated herein shall be subject to the fulfillment of the following additional conditions on or prior to the Closing Date:

                  (a) Purchaser shall have performed in all material respects (or in all respects in the case of any agreement containing any materiality qualification) its agreements contained in this Agreement required to be performed on or prior to the Closing Date;

                  (b) the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on and as of the date made and on and as of the Closing Date as if made at and as of such date;

                  (c) Purchaser shall have removed Shareholder from any and all personal guaranties and/or surety obligations in connection with Seller's debts or obligations listed on Schedule 2.3; and

                  (d) Seller shall have received a certificate executed on behalf of Purchaser by the President or a Vice President of Purchaser with respect to (a) and (b) above.

         SECTION 8.3. CONDITIONS TO OBLIGATIONS OF PURCHASER. Unless waived by Purchaser, the obligation of Purchaser to close the transactions contemplated herein shall be subject to the fulfillment of the following additional conditions on or prior to the Closing Date:


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


                  (a) Seller shall have performed in all material respects (or in all respects in the case of any agreement containing any materiality qualification) its agreements contained in this Agreement required to be performed on or prior to the Closing Date;

                  (b) the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on and as of the date made and on and as of the Closing Date as if made at and as of such date;

                  (c) since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a Material Adverse Effect directly caused by Seller's affirmative act or omission;

                  (d) Purchaser shall have received from Seller a bill of sale, general assignment and conveyance by Seller transferring to Purchaser good and marketable title to all of the Acquisition Assets in the form attached hereto as Exhibit C;

                  (e) Purchaser shall have received from Seller all documents, in the form attached hereto as Exhibit C, required for the assignment of Seller's rights under all registrations, Permits and licenses (to the extent permitted by law), equipment or motor vehicle leasing agreements, motor vehicle and rolling stock titles, rights under sales and/or purchase orders and of Seller's rights under all other Contracts (including the operating contracts of Seller listed on Schedule 2.1(iv) hereto) constituting a part of the Acquisition Assets;

                  (f) Purchaser shall have received from Seller originals of all of the Assumed Leases, contracts, agreements, commitments, books, records, files and other data that are included in the Acquisition Assets;

                  (g) Purchaser shall have received from Seller all consents and approvals set forth on Schedule required in connection with (i) the execution, delivery and performance of this Agreement and (ii) the assignment of the Contracts and all other agreements necessary for Purchaser to conduct the Business as it is currently being conducted by Seller, including, without limitation, those consents listed on Schedule 5.3 in form satisfactory to Purchaser;

                  (h) Purchaser shall have obtained financing in the amount of $4,200,000 and pursuant to terms satisfactory to Purchaser to consummate the transactions contemplated in this Agreement or Purchaser using commercially reasonable efforts could reasonably be expected to have obtained financing in an amount not less than $4,200,000 on commercially reasonable terms;

                  (i) Purchaser shall have received a legal opinion from legal counsel to Seller, dated the Closing Date, in a form reasonable satisfactory to Purchaser;


                                   EXHIBIT 2.1
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                                       29

                  (j) Shareholder shall have entered into a Consulting Agreement, in the form attached hereto as Exhibit D;

                  (k) The Parties shall have entered into real property leases, in the form attached hereto as Exhibit E; and

                  (l) Purchaser shall have received a certificate executed by Seller with respect to (a) through (c) above.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.1. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

                  (a) Seller shall have the right to terminate this Agreement:

                      (i) if the representations and warranties of Purchaser shall fail to be true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on and as of the date made or, except in the case of any such representations and warranties made as of a specified date, on and as of any subsequent date as if made at and as of such subsequent date and such failure shall not have been cured in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) within thirty (30) days after written notice of such failure is given to Purchaser by Seller;

                      (ii) if the transactions completed hereby are not completed by October 31, 1999, (provided that (a) the right to terminate this Agreement under this Section 9.1(a)(ii) shall not be available to Seller if a breach by Seller or the failure of Seller to fulfill any obligation to Purchaser under or in connection with this Agreement has been the cause of or resulted in the failure of the transactions contemplated hereby to occur on or before such date and (b) Purchaser has not exercised the Extension pursuant to Section 2.6);

                      (iii) if the transactions contemplated hereby are enjoined by a final, unappealable court order; or

                      (iv) if Purchaser (A) fails to perform in any material respect (or in all respects in the case of any covenant containing any materiality qualification) any of its covenants in this Agreement and (B) does not cure such default in all material respects (or in all respects in the case of any covenant containing any materiality qualification) within 30 days after notice of such default is given to Purchaser by Seller.


                                   EXHIBIT 2.1
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


                  (b) Purchaser shall have the right to terminate this Agreement;

                      (i) if the representations and warranties of Seller shall fail to be true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on and as of the date made or, except in the case of any such representations and warranties made as of a specified date, on and as of any subsequent date as if made at and as of such subsequent date and such failure shall not have been cured in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) within 30 days after written notice of such failure is given to Seller by Purchaser;

                      (ii) if the transactions contemplated hereby are not completed by October 31, 1999, as such date may be extended pursuant to Section
2.6 (provided that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to Purchaser if a breach by Purchaser or the failure of Purchaser to fulfill any obligation to Seller under or in connection with this Agreement has been the cause of or resulted in the failure of the transactions contemplated hereby to occur on or before such date); or

                      (iii) if Seller (A) fails to perform in any material respect (or in all respects in the case of any covenant containing any materiality qualification) any of its covenants in this Agreement and (B) does not cure such default in all material respects (or in all respects in the case of any covenant containing any materiality qualification) within thirty (30) days after notice of such default is given to Seller by Purchaser.

                  (c) Seller and Purchaser mutually agree in writing.

         SECTION 9.2. EFFECT OF TERMINATION. The following provisions shall apply in the event of a termination of the Agreement:

                  (a) If this Agreement is terminated by either Purchaser or Seller pursuant to the provisions of Section 9.1, this Agreement shall forthwith become void and there shall be no further obligations on the part of Seller, or Purchaser or its stockholders, directors, officers, employees, agents or representatives (except as set forth in Sections 11.5 and 11.6, each of which shall survive termination in its entirety). Notwithstanding any other provision set forth herein, nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

                  (b) The parties hereto acknowledge and agree that Purchaser, as a result of the actual damages Purchaser would sustain by reason of such negligent or willful failure of Seller or Shareholder to perform their obligations hereunder, could not be made whole by monetary damages, and it is accordingly agreed that Purchaser shall have the right to elect, in addition to any and all other remedies at law or in equity, to enforce specific performance under this Agreement and the Seller waives the defense in any such action for specific performance that a remedy at law would be adequate.

         SECTION 9.3. EXTENSIONS; WAIVER. At any time prior to the Closing Date, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties,


                                   EXHIBIT 2.1
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


                  (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and
(c) waive compliance with any of the agreements or conditions herein. Any agreement on the part of a Party to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such Party.

         SECTION 9.4. EARNEST MONEY. If the transactions contemplated hereby fail to close on or prior to October 31, 1999 due to a material breach by Purchaser of its obligations under this Agreement, Seller shall retain the Earnest Money as reimbursement for the costs and expenses incurred by Seller in connection with the negotiation and execution of this Agreement. If the transactions contemplated hereby fail to close for any reason other than due to a material breach by Purchaser of its obligations under this Agreement, then Seller shall promptly refund the Earnest Money to Purchaser. Notwithstanding anything to contrary in this Agreement, if Purchaser exercises its right to the Extension pursuant to Section 2.5 of this Agreement, Seller shall retain the Earnest Money as an extension fee and as reimbursement for the costs and expenses incurred by Seller in connection with the negotiation and execution of this Agreement, unless a material breach by Seller or the failure of Seller to fulfill any obligation under or in connection with this Agreement was the cause of the Extension in which case the Earnest Money shall be reimbursed to Purchaser or, if the Closing occurs, deducted from the Purchase Price.

                                    ARTICLE X
                                 INDEMNIFICATION

         SECTION 10.1. SELLER AND SHAREHOLDER'S INDEMNITY OBLIGATIONS. Seller and Shareholder shall, jointly and severally, indemnify and hold harmless Purchaser and its respective officers, directors, stockholders, employees, agents, representatives and Affiliates (each a "Purchaser Indemnified Party") from and against any and all claims (including without limitation, Environmental Claims), actions, causes of action, arbitrations, proceedings, losses, damages, remediations, liabilities, strict liabilities, judgments, fines, penalties and expenses (including, without limitation, reasonable attorneys' fees) (collectively, the "Indemnified Amounts") paid, imposed on or incurred by a Purchaser Indemnified Party, (i) relating to, resulting from or arising out of
(a) any breach or misrepresentation in any of the representations and warranties made by or on behalf of Seller in this Agreement, including without limitation with respect to environmental matters, or any certificate or instrument delivered in connection with this Agreement, (b) any violation or breach by Seller and Shareholder of or default by Seller and Shareholder under the terms of this Agreement or any certificate or instrument delivered in connection with this Agreement, (c) any liability of Seller or Shareholder not assumed by Purchaser, including without limitation the Excluded Liabilities; or (ii) relating to, resulting from or arising out of any allegation of a third party of the events described in Sections 10.1(a), (b) or (c) above. For purposes of this
Section 10.1, Indemnified Amounts shall include without limitation those Indemnified Amounts ARISING OUT OF THE STRICT LIABILITY (INCLUDING BUT NOT LIMITED TO STRICT LIABILITY ARISING PURSUANT TO ENVIRONMENTAL LAWS) OF ANY PARTY, INCLUDING ANY PURCHASER INDEMNIFIED PARTY.


                                   EXHIBIT 2.1
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


         SECTION 10.2. PURCHASER'S INDEMNITY OBLIGATIONS. Purchaser shall indemnify and hold harmless Shareholder and Shareholder's agents, representatives and Affiliates (each a "Shareholder's Indemnified Party") from and against any and all Indemnified Amounts incurred by a Shareholder's Indemnified Party (i) as a result of (a) any breach or misrepresentation in any of the representations and warranties made by or on behalf of Purchaser in this Agreement or any certificate or instrument delivered in connection with this Agreement, (b) any violation or breach by Purchaser of or default by Purchaser under the terms of this Agreement or any certificate or instrument delivered in connection with this Agreement, or (c) any liability of Purchaser, including without limitation the Assumed Liabilities, or (ii) as a result of any allegation of a third party of the events described in Section 10.2(a), (b) or
(c) above..

         SECTION 10.3. INDEMNIFICATION PROCEDURES. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                  (a) Any of the Parties claiming indemnification under this Agreement (an "Indemnified Party") shall with reasonable promptness (i) notify the Party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") for which indemnification is sought and (ii) transmit to the Indemnifying Party a copy of all papers served with respect to such claim (if any) and a written notice ("Claim Notice") containing a description in reasonable detail of the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

         Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

         If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 10.3(a). The Indemnifying Party shall have full control of such defense and proceedings. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall reasonably deem necessary or appropriate to protect its interests. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. Except as otherwise provided herein, the Indemnified Party may participate in, but


                                   EXHIBIT 2.1
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                                       33
not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 10.3 and shall bear its own costs and expenses with respect to such participation.

         If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to the preceding paragraph, or if the Indemnifying Party elects to defend the Indemnified Party but fails to prosecute or settle the Third Party Claim as herein provided or if the Indemnified Party reasonably objects to such election on the grounds that counsel for such Indemnifying Party cannot represent both the Indemnified Party and the Indemnifying Parties because such representation would be reasonably likely to result in a conflict of interest, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. In such a situation, the Indemnified Party shall have full control of such defense and proceedings and the Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 10.3, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

         The Indemnifying Party shall not settle or compromise any Third Party Claim unless (i) the terms of such compromise or settlement require no more than the payment of money (i.e., such compromise or settlement does not require the Indemnified Party to admit any wrongdoing or take or refrain from taking any action), (ii) the full amount of such monetary compromise or settlement will be paid by the Indemnifying Party, and (iii) the Indemnified Party receives as part of such settlement a legal, binding and enforceable unconditional satisfaction and/or release, in form and substance reasonably satisfactory to it, providing that such Third Party Claim and any claimed liability of the Indemnified Party with respect thereto is being fully satisfied by reason of such compromise or settlement and that the Indemnified Party is being released from any and all obligations or liabilities it may have with respect thereto. The Indemnified Party shall not settle or admit liability to any Third Party Claim without the prior written consent of the Indemnifying Party unless (x) the Indemnifying Party has disputed its potential liability to the Indemnified Party, and such dispute either has not been resolved or has been resolved in favor of the Indemnifying Party or (y) the Indemnifying Party has failed to respond to the Indemnified Party's Claim Notice.

                  (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.


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                                       34

         SECTION 10.4. LIMITATION OF LIABILITY.

                  (a) Notwithstanding anything to the contrary contained in
Article X, the aggregate liability of Seller for any event or occurrence giving rise to Seller being required to indemnify Purchaser Indemnified Parties pursuant to Section 10.1 of this Agreement shall be limited to $2,000,000.

                  (b) Purchaser Indemnified Parties are entitled to indemnification pursuant to Section 10.1 only to the extent that the amount of any Indemnified Amount, individually or in the aggregate, exceeds $50,000 and then to the full amount of such Indemnified Amount not to exceed the limitations described in Section 10.4(a).

         SECTION 10.5. LIMITATION OF PURCHASER'S LIABILITY.

                  (a) Notwithstanding anything to the contrary contained in
Article X, the aggregate liability of Purchaser for any event or occurrence giving rise to Purchaser being required to indemnify Shareholder's Indemnified Parties pursuant to Section 10.2 shall be limited to $1,000,000.

                  (b) Seller Indemnified Parties are entitled to indemnification pursuant to Section 10.2 only to the extent that the amount of any Indemnified Amount, individually or in the aggregate, exceeds $50,000 and then to the full amount of such Indemnified Amount, not to exceed the limitations described in
Section 10.5(a).

                                   ARTICLE XI
                               GENERAL PROVISIONS

         SECTION 11.1. SURVIVAL. The representations, warranties, covenants and agreements (including, but not limited to, indemnification obligations) set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall be continuing and shall survive the Closing for a period of two (2) years following the Closing Date; provided, however, that in the case of all representations, warranties, covenants and agreements (including, but not limited to, indemnification obligations), there shall be no such termination with respect to any such representation, warranty, covenant or agreement as to which a bona fide claim has been asserted by written notice of such claim delivered to the Party or Parties making such representation, warranty, covenant or agreement prior to the expiration of the survival period; provided, further, that (i) the representations and warranties set forth in Sections 5.2, 5.6 and 5.24 hereof shall survive the Closing indefinitely, (ii) Sections 5.8, 5.10, 5.12 and 5.13 shall survive the Closing for the greater of two (2) years or the statutory survival period, (iii) the indemnification obligations of Seller set forth in Section 10.1(a) shall survive the Closing with respect to the particular representations and warranties referenced in provisos (i) and (ii) in this sentence for the periods set forth in provisos (i) and (ii) as applicable, and (iv) the indemnification obligations of Seller and Shareholder set forth in Sections 10.1(c) shall survive the Closing indefinitely.


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


         SECTION 11.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

                  (a)      If to Purchaser to:
                           Synagro Technologies, Inc.
                           1800 Bering Drive, Suite 1000
                           Houston, Texas 77057
                           Attention: Mark A. Rome
                           Telecopy: 713/369-1760

                  with a copy to:

                           Locke Liddell & Sapp LLP
                           600 Travis, Suite 3200
                           Houston, Texas 77002
                           Attention: Michael T. Peters
                           Telecopy: 713/223-3717

                  (b)      if to Seller (prior to Closing) or Shareholder, to:

                           Whiteford Construction Co., Inc.
                           1605 Dooley Road
                           P.O. Box 428
                           Whiteford, Maryland 21160
                           Telecopy: 410/836-5604
                           Attention: Farrell D. Whiteford

                  with a copy to:

                           Greg N. Reamer, P.A.
                           Suite 311 Foxleigh Building
                           2330 West Joppa Road
                           Lutherville, Maryland 21093
                           Telecopy: 410/823-8860

         SECTION 11.3. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the interpretation of this Agreement. In this Agreement, unless a contrary intention is specifically set forth, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be


                                   EXHIBIT 2.1
                                   -----------
interpreted or construed against any Party solely because such Party or its legal representative drafted such provision.

         SECTION 11.4. MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein and the Schedules and Exhibits attached hereto) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise except that Purchaser may assign this Agreement to any other wholly-owned Subsidiary of Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder.

         SECTION 11.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

         SECTION 11.6. BINDING ARBITRATION.

                  (a) General. Notwithstanding any provision of this Agreement to the contrary, upon the request of any Party (defined for the purpose of this provision to include Affiliates, principles and agents of any such Party), any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement or any agreement executed in connection herewith or contemplated hereby, or the breach, termination, interpretation, or validity hereof or thereof (hereinafter referred to as a "Dispute"), shall be finally resolved by mandatory and binding arbitration in accordance with the terms hereof. Any Party may bring an action in court to compel arbitration of any Dispute. Any Party who fails or refuses to submit any Dispute to binding arbitration following a lawful demand by the opposing Party shall bear all costs and expenses incurred by the opposing Party in compelling arbitration of such Dispute.

                  (b) Governing Rules. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Parties. The seat of the arbitration shall be Baltimore, Maryland. Notwithstanding Section 11.6, the arbitration and this clause shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1 et seq. (the "Federal Arbitration Act"). The arbitrator shall award all reasonable and necessary costs (including the reasonable fees and expenses of counsel) incurred in conducting the arbitration to the prevailing Party in any such Dispute. The Parties expressly waive all rights whatsoever to file an appeal against or otherwise to challenge any award by the arbitrators hereunder; provided, that the foregoing shall not limit the rights of any Party to bring a proceeding in any applicable jurisdiction to confirm, enforce or enter judgment upon such award (and the rights of the other Party, if such proceeding is brought to contest such confirmation, enforcement or entry of judgment, but only to the extent permitted by the Federal Arbitration Act).


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                                       37

                  (c) No Waiver; Preservation of Remedies. No provision of, nor the exercise of any rights under this Agreement shall limit the right of any Party to apply for injunctive relief or similar equitable relief with respect to the enforcement of this Agreement or any agreement executed in connection herewith or contemplated hereby, and any such action shall not be deemed an election of remedies. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof. The institution and maintenance of an action for injunctive relief or similar equitable relief shall not constitute a waiver of the right of any Party, including without limitation the plaintiff, to submit any Dispute to arbitration nor render inapplicable the compulsory arbitration provisions of this Agreement.

                  (d) Arbitration Proceeding. In addition to the authority conferred on the arbitration tribunal by the rules specified above, the arbitration tribunal shall have the authority to order reasonable discovery, including the deposition of party witnesses and production of documents. The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the Parties with no right of appeal. All statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding. Any attorney-client privilege and other protection against disclosure of confidential information, including without limitation any protection afforded the work-product of any attorney, that could otherwise be claimed by any Party shall be available to and may be claimed by any such Party in any arbitration proceeding. No Party waives any attorney-client privilege or any other protection against disclosure of confidential information by reason of anything contained in or done pursuant to or in connection with this Agreement. Each Party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information to the Parties' legal counsel or auditors or those required by applicable law. The arbitrators shall determine the matters in dispute in accordance with the substantive law of Delaware, without regard to conflict of law rules.

                  (e) Appointment of Arbitrators. The arbitration shall be conducted by three (3) arbitrators. The Party initiating arbitration (the "Claimant") shall appoint its arbitrator in its request for arbitration (the "Request"). The other Party (the "Respondent") shall appoint its arbitrator within thirty (30) days after receipt of the Request and shall notify the Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such thirty (30) day period, the arbitrator named in the Request shall decide the controversy or claim as sole arbitrator. Otherwise, the two (2) arbitrators appointed by the Parties shall appoint a third (3rd) arbitrator within thirty (30) days after the Respondent has notified Claimant of the appointment of the Respondent's arbitrator. When the third (3rd) arbitrator has accepted the appointment, the two (2) Party-appointed arbitrators shall promptly notify the Parties of the appointment. If the two (2) arbitrators appointed by the parties fail to appoint a third (3rd) arbitrator or so to notify the Parties within the time period prescribed above, then the appointment of the third (3rd)


                                   EXHIBIT 2.1
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


arbitrator shall be made by the American Arbitration Association, which shall promptly notify the Parties of the appointment. The third (3rd) arbitrator shall act as Chair of the panel.

                  (f) Other Matters. This arbitration provision constitutes the entire agreement of the Parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations and other communications on dispute resolution. This arbitration provision shall survive any termination, amendment, renewal, extension or expiration of this Agreement or any agreement executed in connection herewith or contemplated hereby unless the Parties otherwise expressly agree in writing. The obligation to arbitrate any dispute shall be binding upon the successors and assigns of each of the Parties.

         SECTION 11.7. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the Parties.

         SECTION 11.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 11.9. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 11.10. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         SECTION 11.11. VEHICLE TRANSFERS. Seller shall retain the legal title to the Motor Vehicles until the Motor Vehicles have passed inspection and can be titled in the name of Purchaser, but such period shall not exceed 120 days from the Closing Date. Seller and Purchaser shall use commercially reasonable efforts (at no cost and expense to Seller) in cooperation to transfer title to the Motor Vehicles to the Purchaser within 60 days from the Closing Date. During such period that Seller retains title (up to a maximum of 120 days) (i) Seller shall maintain insurance on such Motor Vehicles (and the premium amounts of such insurance shall be reimbursed by Purchaser), and (ii) Purchaser shall maintain insurance on such Motor Vehicles which will provide primary coverage for liability in an amount consistent with Synagro's current coverages (but not less than $1,000,000 per occurrence). Seller, if requested by Purchaser, shall deliver the title certificates to Purchaser or Purchaser's counsel to be held in escrow. After title to the Motor Vehicles has been transferred to Purchaser (but in any event at the end of the 120 day period set forth above) Purchaser shall immediately return to Seller all Seller's license plates on any such Motor Vehicles. At such time as any license plate for any Motor Vehicle is returned by Purchaser to Seller, Seller shall have no obligation to continue to insure such Motor Vehicle.

                            [SIGNATURE PAGE FOLLOWS]


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


         IN WITNESS WHEREOF, Purchaser, Seller and Shareholder have executed and delivered this Agreement effective as of the date first written above.

                                   PURCHASER:

                                   SYNAGRO TECHNOLOGIES, INC.



                                   By:  /s/ Mark A. Rome
                                      -----------------------------------------
                                        Mark A. Rome, Executive Vice President


                                   SELLER:

                                   WHITEFORD CONSTRUCTION CO., INC.



                                   By:     /s/ Farrell D. Whiteford
                                      -----------------------------------------
                                   Name:   Farrell D. Whiteford
                                        ---------------------------------------
                                   Title:  President
                                         --------------------------------------



         Farrell D. Whiteford hereby executes this Asset Purchase Agreement solely to evidence his agreement to guarantee the performance of all of Seller's obligations under Article X of this Asset Purchase Agreement.



                                             /s/ Farrell D. Whiteford
                                   -----------------------------------------
                                   FARRELL D. WHITEFORD



                                   EXHIBIT 2.1
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                                       40

                                    EXHIBIT A

                                    GLOSSARY

         For purposes of this Agreement, the following terms shall have the meaning specified or referred to below when capitalized (or if not capitalized, unless the context clearly requires otherwise) when used in this Agreement.

         "Affiliate(s)" with respect to any Person, means any Person directly or indirectly controlling, controlled by or under common control with such Person, and any natural Person who is an officer, director or partner of such Person and any members of their immediate families living within the same household. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Benefit Program" means each plan, policy, contract, program, commitment or arrangement providing for bonuses, deferred compensation, retirement payments, profit sharing, incentive pay, commissions, hospitalization or medical expenses or insurance or any other benefits for any officer, consultant, director, annuitant, employee or independent contractor of Seller involved in the Business.

         "Business Facility" or "Business Facilities" includes any property (whether real or personal) which Seller or any of their Subsidiaries currently lease, operate, or own or manage in any manner or which Seller or any of their Subsidiaries or any of their respective organizational predecessors formerly leased, operated, owned or managed in any manner.

         "Code" means the Internal Revenue Code of 1986, as amended, or any amending or superseding tax laws of the United States of America.

         "Environmental Claim(s)" means any claim; litigation; demand; action; cause of action; suit; loss; cost, including, but not limited to, attorneys' fees, diminution in value, and expert's fees; damage; punitive damage; fine, penalty, expense, liability, criminal liability, strict liability, judgment, governmental or private investigation and testing; notification of status of being potentially responsible for clean-up of any facility or for being in violation or in potential violation of any Requirement of Environmental Law; proceeding; consent or administrative orders, agreements or decrees; lien; personal injury or death of any person; or property damage, whether threatened, sought, brought or imposed, that is related to or that seeks to recover losses, damages, costs, expenses and/or liabilities related to, or seeks to impose liability for: (i) improper use or treatment of wetlands, pinelands or other protected land or wildlife; (ii) noise; (iii) radioactive materials (including naturally occurring radioactive materials ["NORM"]; (iv) explosives; (v) pollution, contamination, preservation, protection, decontamination, remediation or clean-up of the air, surface water, groundwater, soil or protected lands;
(vi) solid, gaseous or liquid waste generation, handling, discharge, release, threatened release, treatment, storage,


                                   EXHIBIT 2.1
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                               Exhibit A - Page 1
disposal or transportation; (vii) exposure of persons or property to Materials or Environmental Concern and the effects thereof; (viii) the release or threatened release (into the indoor or outdoor environment), generation, extraction, mining, beneficiating, manufacture, processing, distribution in commerce, use, transfer, transportation, treatment, storage, disposal of Remediation of Materials of Environmental Concern; (ix) injury to, death of or threat to the health or safety of any person or persons caused directly or indirectly by Materials of Environmental Concern; (x) destruction caused directly or indirectly by Materials of Environmental Concern or the release or threatened release of any Materials of Environmental Concern or any property (whether real or personal); (xi) the implementation of spill prevention and/or disaster plans relating to Material of Environmental Concern; (xii) community right-to-know and other disclosure laws; or (xiii) maintaining, disclosing or reporting information to Governmental Authorities of any other third person under any Environmental Law. The term, "Environmental Claim," also includes, without limitation, any losses, damages, costs, expenses and/or liabilities incurred in testing.

         "Environmental Law(s)" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, guidance document, order, consent agreement, order or consent judgment, decree, injunction, requirement or agreement with any governmental entity or any judicial or administrative decision relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, application, production, release or disposal of Materials of Environmental Concern, in each case as amended from time to time, or (z) health, worker protection or community's right to know. The term "Environmental Law" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, each as amended from time to time, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Materials of Environmental Concern.

         "Environmental Permit(s)" means all permits, licenses, certificates, registrations, identification numbers, applications, consents, approvals, variances, notices of intent, and exemptions necessary for the ownership, use and/or operation of any current Business Facility or to conduct Seller's business as currently conducted in compliance with Requirements of Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


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                               Exhibit A - Page 2

         "GAAP" means generally accepted accounting principals applied on a consistent basis.

         "Governmental Authority" or "Governmental Authorities" means any nation or government, any state or political subdivision thereof and any agency or entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

         "Knowledge" means, when applicable to Seller, the actual current knowledge of Farrell D. Whiteford, Gary Barlow and Donna Whiteford.

         "Lien(s)" means any mortgage, pledge, hypothecation, security interest, encumbrance, right of first refusal, option, lien, charge, condition, restriction or burden of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

         "Material Adverse Effect" means any event, occurrence, fact, condition, change, development or effect that is or could reasonably be anticipated to be materially adverse to the Business, the Acquisition Assets, or the liabilities, financial condition, results of operations, (including intangible properties) or business prospects of Seller and all of its Subsidiaries with respect thereto, taken as a whole.

         "Materials of Environmental Concern" means: (i) those substances included within the statutory and/or regulatory definitions or listings of "hazardous substance," "medical waste," "special waste," "hazardous waste," "extremely hazardous substance," "regulated substance," "solid waste," "hazardous materials," or "toxic substances," under any Environmental Law; (ii) any material, waste or substance which is or contains: (A) petroleum, oil or a fraction thereof, (B) explosives or (C) radioactive materials (including naturally occurring radioactive materials); and (iii) such other substances, materials, or wastes that are or become classified or regulated as hazardous or toxic under any applicable federal, state or local law or regulation. To the extent that the laws or regulations of any applicable state or local jurisdiction establish a meaning for any term defined herein through reference to federal Environmental Laws which is broader than the meaning under such federal Environmental Laws, such broader meaning shall apply.

         "Person" means any individual, partnership, joint venture, corporation, limited liability company, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.

         "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Seller or by any trade or business, whether or not incorporated, which, together with Seller, is under common control, as described in Section 414(b) or (c) of the Code.


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                               Exhibit A - Page 3

         "Remediation" means any action necessary to: (i) comply with and ensure compliance with the Requirements of Environmental Laws and (ii) the taking of all reasonably necessary precautions to protect against and/or respond to, remove or remediate or monitor the release or threatened release of Materials of Environmental Concern at, on, in, about, under, within or near the air, soil, surface water, groundwater or soil vapor at any Business Facility of Seller or any of its Subsidiaries or of any property affected by the business, operations, acts omissions, or Materials of Environmental Concern of Seller or any of its Subsidiaries.

         "Requirement(s) of Environmental Law(s)"means all requirements, conditions, restrictions or stipulations of Environmental Laws imposed upon or related to Seller or any of its Subsidiaries or the assets, Business Facilities and/or the business of Seller or any of its Subsidiaries.

         "Subsidiary" shall mean, when used with reference to an entity, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, or a majority of the outstanding voting securities of which, are owned directly or indirectly by such entity.

         "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, severance, environmental, license, net worth, payroll, employment, franchise, transfer and recording taxes, fees and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

         "Tax Return(s)" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns and documents (i) with respect to or accompanying payments of estimated Taxes or (ii) with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information, including any schedule or attachment thereto and any amendment thereof.


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                               Exhibit A - Page 4